EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of PICO Holdings, Inc. on Form S-3 of our report dated March 4, 2004, relating to the consolidated balance sheet of HyperFeed Technologies, Inc. and subsidiary as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended, which report appears in the December 31, 2004 annual report on Form 10-K/A of PICO Holdings, Inc.

/S/ KPMG LLP
Chicago, Illinois
May 26, 2005

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